Exhibit 99.1

             Citrix Provides Update on Nasdaq Listing Qualification

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Aug. 14, 2007--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today announced that, as expected, it has received an additional Nasdaq Staff Determination notice stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with Nasdaq for continued listing. As anticipated, the letter was issued in accordance with Nasdaq's procedures as a result of the delayed filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

     As previously disclosed, Nasdaq initially informed the Company on March 15, 2007 that its securities would be delisted due to the Company's delay in filing its Annual Report on Form 10-K for the year ended December 31, 2006 unless the Company requested a hearing in accordance with applicable Nasdaq Marketplace Rules. The Company subsequently requested and was granted a hearing before the Nasdaq Listing Qualifications Panel. Prior to the Panel rendering its decision, on May 11, 2007, as previously disclosed, the Company received an additional Nasdaq Staff Determination Notice as a result of the Company's delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Currently, the Panel has rendered decisions granting Citrix's request for continued listing on the Nasdaq Global Select Market, subject to, among other things, Citrix being current in its public filings prior to August 30, 2007. Citrix intends to make a submission to the Nasdaq Listing and Hearing Review Council to address the delayed filing of its second quarter Form 10-Q.

     On June 13, 2007, Citrix announced the findings of the voluntary investigation of its historical stock option granting practices and related accounting conducted by the Audit Committee of its Board of Directors. As a result of the voluntary investigation, and as previously announced by Citrix, Citrix intends to restate its previously issued financial statements and reports thereon for the fiscal years 2004 and 2005 and for the interim quarterly periods for 2005 and 2006 to reflect the additional non-cash stock-based compensation expense and related tax effects that should have been recorded with respect to stock option grants whose accounting measurement dates are being revised. Further, as previously announced, Citrix intends to shortly submit a request for consultation on certain interpretive issues to the Office of Chief Accountant of the Securities and Exchange Commission (the "OCA"). Because of the pending OCA consultation, Citrix has not yet become current in its public filings or determined conclusively the amount of additional non-cash compensation expense to be recorded as a result of the investigation of Citrix's historical stock option granting practices or the resulting tax impact. Citrix intends to file its annual and quarterly reports as soon as practicable after completion of the OCA consultation process.

     About Citrix

     Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 180,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Annual revenue in 2006 was $1.1 billion.

     For Citrix Investors

     This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The forward-looking statements in this release do not constitute promises or guarantees of future performance, but involve a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially from such statements include, but are not limited to, the continued listing of the Company's common stock on the Nasdaq Global Select Market, regulatory review of the Company's continued listing, review by the Company's independent outside auditors and possible regulatory review of the financial accounting determinations ultimately made by the Company with respect to the measurement dates used for stock option grants issued by the Company, and the preliminary nature of the information contained in this press release, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. In addition, the review by the Nasdaq Listing and Hearing Review Council and its possible conclusions may adversely affect the Company and its stockholders. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

     Citrix(R) is a registered trademark of Citrix Systems, Inc. in the U.S. and other countries. All other trademarks and registered trademarks are property of their respective owners.


     CONTACT: Citrix Systems, Inc., Fort Lauderdale
              Media inquiries: Eric Armstrong, 954-267-2977 eric.armstrong@citrix.com or
              Investor inquiries: Eduardo Fleites, 954-229-5758 eduardo.fleites@citrix.com